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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D)  OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report:  January 30, 1998

                            FIRST FINANCIAL BANCORP
             (Exact name of registrant as specified in its charter)



                        COMMISSION FILE NUMBER : 0-12499



         CALIFORNIA                                        94-28222858
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)



701 SOUTH HAM LANE , LODI, CALIFORNIA                        95242
(Address of principal executive offices)                  (Zip Code)



                                 (209)-367-2000
              (Registrant's telephone number, including area code)

                                       NA
                (Former name or if changed since last report.)


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ITEM 5.      OTHER EVENTS

                            First Financial Bancorp

                           P R E S S   R E L E A S E

For Immediate Release                                           January 30, 1998

Contact Person:
Leon Zimmerman
President and CEO


      FIRST FINANCIAL BANCORP REPORTS 1997 EARNINGS AND DECLARES DIVIDEND

  First Financial Bancorp reports consolidated earnings of $1,015,000, or $.77 in basic earnings per share for the year ended December 31, 1997. The earnings represent an increase of 57% over the $640,000, or $.49 in basic earnings per share, for the year ended December 31, 1996. Return on average assets and average equity for 1997 were .75% and 8.2%, respectively, compared to .60% and 5.4%, respectively, for 1996. Diluted earnings per share were $.73 and $.48 for 1997 and 1996, respectively.

  Based upon diluted per-share earnings of $.18 for the fourth quarter of 1997, the First Financial Bancorp Board of Directors has declared a cash dividend of $.05 per share, payable February 27, 1998 to shareholders of record on February 13, 1998. This is the twelfth consecutive quarterly dividend declared by First Financial Bancorp.
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  Net income excluding the amortization of goodwill and core deposit intangibles
("cash" or "tangible" earnings) for the year ended December 31, 1997 was $1,293,000, or $.93 in basic earnings per share, and represented an increase of 90% over the year ended December 31, 1996. Annualized return on average assets and equity on this basis were .96% and 10.4% compared to .60% and 5.4%, respectively, for the comparable prior year quarter. Following the acquisition of branches from Wells Fargo Bank, "cash" earnings, "cash" return on average assets, and "cash" return on average equity are the profitability measures that are the most comparable to prior period measures. They are also the most meaningful performance measures to shareholders because they measure the Company's ability to support growth and pay dividends.

  Consolidated assets at December 31, 1997 increased by approximately $43 million from December 31, 1996 to reach $147.9 million, reflecting the growth in core business as well as the deposits acquired in the acquisition of the Galt, Plymouth, and San Andreas offices of Wells Fargo Bank on February 22, 1997. First Financial Bancorp was formed in 1982 and now provides a number of financial services to the California communities of Lodi, Woodbridge, Lockeford, Galt, Plymouth and San Andreas through its wholly owned subsidiary, Bank of Lodi, National Association.

                                      END

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          First Financial Bancorp
                                          -----------------------


Date January 30, 1998                     /s/ David M. Philipp
     ----------------                     --------------------
                                          David M. Philipp
                                          Executive Vice-President & CFO
                                          Corporate Secretary

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